UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2015

Trimedyne, Inc.

(Exact Name of Registrant as

Specified in its Charter)

Nevada	36-3094439
(State of Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

5 Holland, #223, Irvine CA 92618
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (949) 951-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers

On June 17, 2015, Glenn D. Yeik, current President, COO and Director, notified Trimedyne, Inc, (“the “Company”) of his decision to resign from office of Chairman of the Board of Directors of the Company, effective immediately. This resignation was not a result of any disagreement with the Company, its management or the Company’s Board or any matter relating to the Company’s operations, policies or practices. He remains, President, COO and a Director of the Company.

Further, Marvin P. Loeb, Sc.D, current Chief Scientific Officer, was elected to the additional office of Chairman of the Board of Directors, effective immediately. Dr. Loeb was formerly the Chief Executive Officer and Chairman of the Board of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Trimedyne, Inc.

Date: June 17, 2015	By	/s/ Glenn D. Yeik
Glenn D. Yeik
Principal Executive Officer

Date: June 17, 2015	By	/s/ Jeffrey S. Rudner
Jeffrey S. Rudner
Principal Accounting Officer

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